Exhibit 99.1

Evine Live Inc. Reports Second Quarter 2018 Results

Company Delivers Revenue Growth and Improved Profitability

MINNEAPOLIS, MN – August 29, 2018 – Evine Live Inc. (“Evine”) (NASDAQ: EVLV) today announced results for the second quarter ended August 4, 2018.

Fiscal Year 2018 Second Quarter Highlights

•	Net sales of $150.8 million increased 1.2% year-over-year.
•	Gross profit margin of 37.7% decreased 20 basis points year-over-year.
•	Net loss of $40,000 improved by approximately $2.0 million year-over-year, representing the best second quarter performance since fiscal 2000.
•	Adjusted EBITDA of $3.9 million increased 12% year-over-year.
•	EPS of $0.00 improved $0.03 over the prior year.
•	Strengthened our balance sheet and our overall liquidity with an amendment of our credit facility.
•	Introduced 17 new brands during the second quarter.

Executive Commentary – Bob Rosenblatt, CEO

“We had a very productive quarter and I’m pleased with our results. We not only accelerated top line growth, but we improved bottom line profitability and grew Adjusted EBITDA by 12% year-over-year. We also strengthened our balance sheet and overall liquidity with an amendment of our credit facility that will provide interest expense savings and additional availability. Our expertise is in building great brands. We do this by curating a portfolio of enticing products that have a unique story and then, with the right storyteller, we bring these products and brands to life across all of our platforms. We strive to keep our content fresh and relevant with a combination of both core and new brands. To that end, we introduced 17 new brands during the quarter and celebrated a number of milestone anniversaries. Additionally, during the quarter, we continued to advance our digital and social initiatives, grow our subscription business and increase purchase frequency.”

SUMMARY RESULTS AND KEY OPERATING METRICS
($ Millions, except average selling price and EPS)

	Q2 2018 8/4/2018	Q2 2017 7/29/2017	Change	YTD 2018 8/4/2018	YTD 2017 7/29/2017	Change

Net Sales	$150.8	$148.9	1.2%	$307.3	$305.3	0.7%

Gross Margin %	37.7%	37.9%	(20 bps )	36.8%	36.9%	(10 bps )

Adjusted EBITDA	$3.9	$3.5	12%	$7.2	$6.6	10%

Net Loss	$(0.0)	$(2.0)	N/A	$(3.0)	$(5.2)	42%

EPS	$(0.00)	$(0.03)	N/A	$(0.05)	$(0.08)	38%

Net Shipped Units (000s)	2,462	2,423	2%	4,934	5,003	(1%)
Average Selling Price (ASP)	$55	$55	0%	$56	$54	4%
Return Rate %	18.7%	19.1%	(40 bps )	18.8%	19.0%	(20 bps )
Digital Net Sales %	52.6%	48.1%	450 bps	52.8%	49.4%	340 bps
Total Customers - 12 Month Rolling (000s)	1,255	1,377	(9%)	N/A	N/A	N/A

% of Net Merchandise Sales by Category
Jewelry & Watches	40%	40%		40%	41%
Home & Consumer Electronics	21%	22%		22%	21%
Beauty & Wellness	21%	17%		20%	17%
Fashion & Accessories	18%	21%		18%	21%
Total	100%	100%		100%	100%

Second Quarter 2018 Results

•	The top performing category in the quarter was Beauty & Wellness, which grew 27% year-over-year, reflecting continued strength from our subscription business.
•	Digital net sales as a percentage of total net sales increased 450 basis points to 52.6%, reflecting our continued focus on making the customer experience seamless across all platforms.
•	The return rate for the quarter was 18.7%; an improvement of 40 basis points year-over-year and across multiple categories.
•	Gross profit dollars increased to $56.9 million and gross profit margin was 37.7%.
•	Operating expenses decreased 1.7% or approximately $1.0 million year-over-year to $56.0 million, reflecting reduced variable selling and distribution expenses.

Liquidity and Capital Resources

As of August 4, 2018, total unrestricted cash was $28.1 million, compared to $22.1 million at the end of the second quarter of fiscal 2017. The Company also had an additional $23.3 million of unused availability on its revolving credit facility, which gives the Company total liquidity of $51.4 million as of the end of the second quarter.

On July 27, 2018, the Company amended its Revolving Credit, Term Loan and Security Agreement with PNC Bank. The amendment reduced the applicable interest margin payable on LIBOR loans under its revolving credit and term loan facilities by 1.0% and 2.5%, respectively. Additionally, the amendment increased total availability under its revolving credit facility by approximately $10.0 million, increased the size of the term loan facility by $6.0 million to $19.0 million and extended the maturity date of the credit facility to July 27, 2023.

Executive Team Addition

As previously announced, Anne Martin-Vachon joined Evine as President on August 1, 2018, and oversees the Company’s front-of-house functions, including merchandising, marketing, digital, broadcast and production. Prior to Evine, Ms. Martin-Vachon was President of the Canadian multiplatform digital commerce company TSC - Today’s Shopping Choice, a division of Rogers Media.

Fiscal Year 2018 Outlook

Note: Fiscal 2018 has 52 weeks compared to 53 weeks in Fiscal 2017.

We affirm our expectations for the year. We continue to expect normalized sales growth in the 2% to 5% range on a 52-week over 52-week basis, which equates to 0% to 3% on a reported basis due to the extra week in fiscal 2017. We expect Adjusted EBITDA to be in the $19 to $21 million range.(1)

Conference Call

As previously announced on August 8, 2018, a conference call and webcast to discuss the Company's second quarter earnings will be held later this morning at 8:30 a.m. Eastern Time on Wednesday, August 29, 2018. Hosting the call will be Bob Rosenblatt, CEO, Anne Martin-Vachon, President, Diana Purcel, CFO and Michael Porter, VP of Finance and Investor Relations:

WEBCAST LINK: https://event.on24.com/wcc/r/1772358/5F6A0ADC329F12E17DAF516E82EB8304

TELEPHONE: 1-877-407-9039 (domestic) or 1-201-689-8470 (international)

Please visit www.evine.com/ir for more investor information and to review an updated investor deck.

About Evine Live Inc.

Evine Live Inc. (NASDAQ:EVLV) operates Evine, a multiplatform interactive digital commerce company that offers a mix of proprietary, exclusive and name brands directly to consumers in an engaging and informative shopping experience via television, online and mobile. Evine reaches more than 87 million television homes with entertaining content in a comprehensive digital shopping experience offered 24 hours a day.

Please visit www.evine.com/ir for more investor information.

Contacts

Media:
Liz Joseph
press@evine.com
(952) 943-6192

Investors:
Michael Porter
mporter@evine.com
(952) 943-6517

(1)	In accordance with SEC Guidance for Item 10(e)(1)(i)(A) of Regulation S-K, we have not provided a reconciliation of our expected Adjusted EBITDA range to expected net income range in this press release due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which certain GAAP to non-GAAP adjustments may be recognized. These adjustments may include the impact of such items as loss on debt extinguishment, gain on sale of assets, executive and management transition costs, restructuring charges, the effect of other certain one-time items, and the income tax effect of such items. We are unable to quantify these types of adjustments that would be required to be included in the GAAP measure without unreasonable efforts. In addition, we believe such a reconciliation would imply a degree of precision on inherently unpredictable events in our outlook that could be confusing to investors.

EVINE Live Inc.
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands except share and per share data)

	August 4,	February 3,
	2018	2018
	(Unaudited)

ASSETS
Current assets:
Cash	$28,142	$23,940
Restricted cash equivalents	450	450
Accounts receivable, net	82,611	96,559
Inventories	65,392	68,811
Prepaid expenses and other	11,043	5,344
Total current assets	187,638	195,104
Property and equipment, net	51,070	52,048
Other assets	2,017	2,106
Total Assets	$240,725	$249,258

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$52,344	$55,614
Accrued liabilities	37,201	35,646
Current portion of long term credit facilities	2,714	2,326
Deferred revenue	36	35
Total current liabilities	92,295	93,621

Other long term liabilities	50	68
Long term credit facilities	66,042	71,573
Total liabilities	158,387	165,262

Commitments and contingencies

Shareholders' equity:
Preferred stock, $.01 par value, 400,000 shares authorized;
zero shares issued and outstanding	-	-
Common stock, $.01 par value, 99,600,000 shares authorized;
66,287,786 and 65,290,458 shares issued and outstanding	663	653
Additional paid-in capital	440,469	439,111
Accumulated deficit	(358,794)	(355,768)
Total shareholders' equity	82,338	83,996
Total Liabilities and Shareholders' Equity	$240,725	$249,258

EVINE Live Inc.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except share and per share data)

	For the Three-Month Periods Ended		For the Six-Month Periods Ended

	August 4,	July 29,	August 4,	July 29,
	2018	2017	2018	2017
Net sales	$150,799	$148,949	$307,304	$305,292
Cost of sales	93,929	92,469	194,179	192,526
Gross profit	56,870	56,480	113,125	112,766
Margin %	37.7%	37.9%	36.8%	36.9%
Operating expense:
Distribution and selling	47,958	48,687	96,845	97,417
General and administrative	6,521	6,012	13,240	12,007
Depreciation and amortization	1,522	1,680	3,094	3,316
Executive and management transition costs	-	572	1,024	1,078
Total operating expense	56,001	56,951	114,203	113,818
Operating income/(loss)	869	(471)	(1,078)	(1,052)

Other income (expense):
Interest income	9	2	16	4
Interest expense	(898)	(1,313)	(1,924)	(2,808)
Loss on debt extinguishment	-	-	-	(913)
Total other expense	(889)	(1,311)	(1,908)	(3,717)

Loss before income taxes	(20)	(1,782)	(2,986)	(4,769)

Income tax provision	(20)	(209)	(40)	(418)

Net loss	$(40)	$(1,991)	$(3,026)	$(5,187)

Net loss per common share	$(0.00)	$(0.03)	$(0.05)	$(0.08)

Net loss per common share
---assuming dilution	$(0.00)	$(0.03)	$(0.05)	$(0.08)

Weighted average number of
common shares outstanding:
Basic	66,009,117	64,091,228	65,685,034	62,504,868
Diluted	66,009,117	64,091,228	65,685,034	62,504,868

EVINE Live Inc.
AND SUBSIDIARIES
Reconciliation of Net Loss to Adjusted EBITDA:
(Unaudited)
(in thousands)

	For the Three-Month Periods Ended		For the Six-Month Periods Ended

	August 4,	July 29,	August 4,	July 29,
	2018	2017	2018	2017

Net loss	$(40)	$(1,991)	$(3,026)	$(5,187)
Adjustments:
Depreciation and amortization	2,515	2,655	5,135	5,259
Interest income	(9)	(2)	(16)	(4)
Interest expense	898	1,313	1,924	2,808
Income taxes	20	209	40	418
EBITDA (as defined)	$3,384	$2,184	$4,057	$3,294

A reconciliation of EBITDA to Adjusted EBITDA is as follows:
EBITDA (as defined)	$3,384	$2,184	$4,057	$3,294
Adjustments:
Executive and management transition costs	-	572	1,024	1,078
Contract termination costs	-	-	753	-
Loss on debt extinguishment	-	-	-	913
Non-cash share-based compensation expense	538	746	1,358	1,267
Adjusted EBITDA	$3,922	$3,502	$7,192	$6,552

Adjusted EBITDA

EBITDA represents net income (loss) for the respective periods excluding depreciation and amortization expense, interest income (expense) and income taxes. The Company defines Adjusted EBITDA as EBITDA excluding non-operating gains (losses); executive and management transition costs; loss on debt extinguishment; contract termination costs; gain on sale of television station and non-cash share-based compensation expense. The Company has included the “Adjusted EBITDA” measure in our EBITDA reconciliation in order to adequately assess the operating performance of our television and online businesses and in order to maintain comparability to our analyst's coverage and financial guidance, when given. Management believes that the Adjusted EBITDA measure allows investors to make a meaningful comparison between our business operating results over different periods of time with those of other similar companies. In addition, management uses Adjusted EBITDA as a metric to evaluate operating performance under the Company’s management and executive incentive compensation programs. Adjusted EBITDA should not be construed as an alternative to operating income (loss), net income (loss) or to cash flows from operating activities as determined in accordance with generally accepted accounting principles (“GAAP”) and should not be construed as a measure of liquidity. Adjusted EBITDA may not be comparable to similarly entitled measures reported by other companies. The Company has included a reconciliation of the comparable GAAP measure, net income (loss) to Adjusted EBITDA in this release.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This document may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact, including statements regarding guidance, industry prospects, or future results of operations or financial position are forward-looking. We often use words such as anticipates, believes, estimates, expects, intends, predicts, hopes, should, plans, will and similar expressions to identify forward-looking statements. These statements are based on management's current expectations and accordingly are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to): variability in consumer preferences, shopping behaviors, spending and debt levels; the general economic and credit environment; interest rates; seasonal variations in consumer purchasing activities; the ability to achieve the most effective product category mixes to maximize sales and margin objectives; competitive pressures on sales and sales promotions; pricing and gross sales margins; the level of cable and satellite distribution for our programming and the associated fees or estimated cost savings from contract renegotiations; our ability to establish and maintain acceptable commercial terms with third-party vendors and other third parties with whom we have contractual relationships, and to successfully manage key vendor and shipping relationships and develop key partnerships and proprietary and exclusive brands; our ability to manage our operating expenses successfully and our working capital levels; our ability to remain compliant with our credit facilities covenants; customer acceptance of our branding strategy and our repositioning as a video commerce company; our ability to respond to changes in consumer shopping patterns and preferences, and changes in technology and consumer viewing patterns; changes to our management and information systems infrastructure; challenges to our data and information security; changes in governmental or regulatory requirements; including without limitation, regulations of the Federal Communications Commission and Federal Trade Commission, and adverse outcomes from regulatory proceedings; litigation or governmental proceedings affecting our operations; significant events (including disasters, weather events or events attracting significant television coverage) that either cause an interruption of television coverage or that divert viewership from our programming; disruptions in our distribution of our network broadcast to our customers; our ability to protect our intellectual property rights; our ability to obtain and retain key executives and employees; our ability to attract new customers and retain existing customers; changes in shipping costs; expenses related to the actions of activist or hostile shareholders; our ability to offer new or innovative products and customer acceptance of the same; changes in customer viewing habits of television programming; and the risks identified under Item 1A(Risk Factors) in our most recently filed Form 10-K and any additional risk factors identified in our periodic reports since the date of such Form 10-K. More detailed information about those factors is set forth in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this announcement. We are under no obligation (and expressly disclaim any such obligation) to update or alter our forward-looking statements whether as a result of new information, future events or otherwise.